EXHIBIT 1.1
Gladstone Commercial Corporation
1,000,000 Shares
7.75% Series A Cumulative Redeemable Preferred Stock
Underwriting Agreement
January 18, 2006
Ferris, Baker Watts, Incorporated
As Representative of the several Underwriters,
   listed on Schedule I hereto
c/o Ferris, Baker Watts, Incorporated
100 Light Street
Baltimore, MD 21202
Ladies and Gentlemen:
     Gladstone Commercial Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 1,000,000 shares (the “Firm Shares”) of its 7.75% Series A Cumulative Redeemable Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”). In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 150,000 shares of Series A Preferred Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Ferris, Baker Watts, Incorporated is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.” The Company is the indirect general partner of Gladstone Commercial Limited Partnership (the “Operating Partnership”), a Delaware limited partnership that serves as the Company’s primary operating partnership subsidiary.
     1. Representations and Warranties. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.
     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a Registration Statement (as defined below) under the Act, including a form of prospectus relating to the public offering and sale of certain securities to be issued from time to time by the Company, including the Shares. The Company has filed with the Commission such amendments to such Registration Statement as may have been required prior to the date hereof. Such Registration Statement has become effective under the Act. The Company also has filed, or proposes to file, with the Commission pursuant to Rule 424(b) under the Act, a final prospectus supplement supplementing the Base Prospectus (as defined below) specifically relating to the offer and sale of the Shares (the “Prospectus Supplement”).
     The term “Registration Statement” as used in this Agreement means the registration statement on Form S-3 (Registration No. 333-128783) (including all financial schedules and exhibits), as amended prior to the execution of this Agreement, including all information (if any) deemed to be a part of such Registration Statement at the time it is deemed effective pursuant to Rule 430B. The term “Prospectus” as used in this Agreement means the form of prospectus included in the Registration Statement at the time it was declared effective (the “Base Prospectus”) together with the Prospectus Supplement relating to the offering of the Shares dated the date hereof in the form first filed with the Commission on or after the date hereof pursuant to Rule 424(b) under the Act. Any reference in this Agreement to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which, upon filing, are incorporated by reference therein unless expressly stated otherwise, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents, which are incorporated by reference in the Prospectus, or any amendment or supplement thereto during the period the Prospectus is required under the Act to be delivered in connection with the sale of the Shares by the Underwriters or any dealer, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act (the “Prospectus Delivery Period”).
     (b) The Company meets the requirements for use of Form S-3 under the Act. The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     (c) At the respective times the Registration Statement, and any post-effective amendment thereto (filed before the Closing Date) became effective and at the Closing Date (and, if any Additional Shares are purchased, at the Date of Delivery (defined herein)), the Registration Statement, and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the time of sale (including, without limitation, a contract of sale) and on the Closing Date (and, if any Additional Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement or Prospectus and specifically identified in writing as such by the Underwriters.

     (d) The Company has not prepared or used a free writing prospectus, as such term is defined in Rule 405 of the Act (a “Free Writing Prospectus”), in connection with the offering and sale of the Shares.
     (e) All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Act, to the extent applicable.
     (f) The Incorporated Documents when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any Incorporated Documents filed after the date hereof and during the Prospectus Delivery Period will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), and as of the deemed effective date of the Registration Statement under Rule 430B, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such Incorporated Document filed after the date hereof and during the Prospectus Delivery Period, when filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (g) The Company has been duly formed and is existing as a corporation under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”), with all requisite corporate power and authority to own, lease and license its properties, and conduct its business as currently carried on and described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries (as defined below), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). Other than the entities listed on Schedule II hereto (individually a “Subsidiary” and collectively the “Subsidiaries” and for all purposes of this Agreement, shall include the Operating Partnership), the Company does not own, directly or indirectly, any capital stock or other equity securities or interests of any corporation, partnership, limited liability company, joint venture association or other entity.
     (h) Each Subsidiary has been duly organized and is validly existing as a limited partnership, limited liability company or corporation in good standing under the laws of its state of organization, with all requisite power and authority to own and lease its properties, and conduct its business as described in the Prospectus. Each Subsidiary has qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.
     (i) The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of capital stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares being sold by the Company are in valid and sufficient form.
     (j) The Operating Partnership has not issued any security or other equity interest other than units of limited partnership interest (the “Units”) held indirectly by the Company that are redeemable at the option of the holder thereof for cash, or, at the Company’s option, for shares of the Company’s common stock on a one-for-one basis. None of the Units in the Operating Partnership has been or will be issued or is owned or held in violation of any preemptive right. The outstanding Units in the Operating Partnership have been issued by the Operating Partnership in compliance with applicable federal and state securities laws.
     (k) All the outstanding shares of capital stock, limited liability company interests or partnership interests of each Subsidiary, as the case may be, have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all such interests are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. No such equity interest in any Subsidiary was issued in violation of the preemptive or any similar right of any security holder of such Subsidiary.
     (l) The Company and the Operating Partnership have full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein, including the issuance, sale and delivery of the Shares as provided herein and the Operating Partnership’s issuance of the Series A Units to the

Company. The Company’s and the Operating Partnership’s execution and delivery of this Agreement and the performance by the Company and the Operating Partnership of their obligations under this Agreement have been duly and validly authorized by the Company and the Operating Partnership and this Agreement has been duly executed and delivered by the Company and the Operating Partnership, and constitutes a valid and legally binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.
     (m) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.
     (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus.
     (p) Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the Amended and Restated Articles of Incorporation (the “Charter”) or bylaws of the Company, the Certificate of Limited Partnership or Amended and Restated Agreement of Limited Partnership, as further amended and/or restated (the “Partnership Agreement”) of the Operating Partnership or any of the applicable organizational documents of any Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii), to the extent such conflicts, breaches, violations, liens, charges and encumbrances, if any, would not have a Material Adverse Effect.

     (q) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     (r) The consolidated historical financial statements and schedules of the Company incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and consolidated cash flows for the Company for the periods specified, all in conformity with accounting principles generally accepted in the United States applied on a consistent basis. The financial statement schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended (the “Annual Report”) have been compiled on a basis consistent with the financial statements included in the Company’s Annual Report incorporated by reference in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-3 or otherwise to be included or incorporated by reference in the Registration Statement or the Prospectus.
     (s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (t) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws or applicable organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), such violations or defaults as would not have a Material Adverse Effect.
     (u) PricewaterhouseCoopers LLP, who has examined and reported upon the audited financial statements and schedules of the Company and its consolidated Subsidiaries and upon the assessment of the Company’s management of the Company’s internal control over financial reporting, including Management’s Report on Internal Control Over Financial Reporting contained in the Company’s Annual Report, incorporated by reference in the Registration Statement and the Prospectus, are, and were during the periods covered by its reports, an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.
     (v) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares that have not been or will not be paid.
     (w) The Company and each of its Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.
     (x) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company and the Operating Partnership’s knowledge, is threatened or imminent, that could have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the date hereof).
     (y) The Company and each of its Subsidiaries, and their respective properties, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers, and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except such as would not have a Material Adverse Effect; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at an increase in cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the date hereof).
     (z) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except such licenses, certificates, permits and authorizations the failure to possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the date hereof).
     (aa) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (bb) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the date hereof). Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (cc) In the ordinary course of its business, in connection with the acquisition of properties, the Company periodically reviews the effect of Environmental Laws on the acquisition properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto dated after the date hereof).
     (dd) The Company and its Subsidiaries are in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) ERISA) for which the Company or any Subsidiary would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.
     (ee) Except with respect to certain non-timely filings of reports required by Section 16 of the Exchange Act by certain of the Company’s directors and executive officers, there is and has been no material failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”).
     (ff) The Company or its Subsidiaries, including the Operating Partnership, have good and marketable title in fee simple to, or a valid leasehold interest in, each real property described or identified in the Prospectus or the Incorporated Documents as owned or leased by them (individually, a “Property,” and together the “Properties”), free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are disclosed in the Prospectus or do not, individually or in the aggregate, materially affect the value of such Property and do not interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary. Neither the Company nor any Subsidiary owns or leases any real property, except as described in the Registration Statement or the Prospectus or the Incorporated Documents. Except as disclosed in the Prospectus or the Incorporated Documents, no person has an option or right of first refusal to purchase all or part of any of the Properties or any interest therein. Each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not have a Material Adverse Effect. Each Property with respect to which a certificate of need or similar approval to operate the Property is required is presently, and at the Closing Date will be, operating pursuant to a current, valid certificate of need or similar certificate. Neither the Company nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to a Property, except such proceedings or actions that would not have a Material Adverse Effect. The Company or a Subsidiary has obtained an owner’s title insurance policy from a title insurance company, or, if such title insurance policy has not yet been issued, a binding commitment by such title insurance company to issue such a policy, in any event covering each Property, with coverage in an amount at least equal to the cost of acquisition of such Property, including the principal amount of any indebtedness assumed with respect to the Property.
     (gg) All of the mortgages and/or deeds of trust described or identified in the Prospectus or the Incorporated Documents as owned by the Company, the Operating Partnership or any Subsidiary constitute the valid and legally binding obligation of the borrower thereunder (the “Borrower”), and are enforceable in accordance with their terms and, to the best of the Company’s and the Operating Partnership’s knowledge, no Borrower is in default in the payment of any amounts due under any such mortgage and/or deed of trust and no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect.
     (hh) The lease agreements between the Company, or any Subsidiary and the tenants at the Properties (the “Leases”), are valid and enforceable in all material respects by the Company and/or its Subsidiary except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the best of the Company’s and the Operating Partnership’s knowledge, no tenants is in default in the payment of any amounts due under any such Lease and no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect.
     (ii) Except as described in the Prospectus or to the extent the existence of such lease would not interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary, the Company does not hold any Property under a ground lease.
     (jj) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
     (kk) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ll) The Company or a Subsidiary owns or possesses all trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, trade secrets, processes and other intangible property rights and know-how necessary for the conduct of its business as described in the Registration Statement (collectively, the “Intellectual Property”). Except as described in the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company or any Subsidiary, other than licenses granted in the ordinary course of business; (ii) to the Company’s and the Operating Partnership’s knowledge, there is no infringement by third parties of any such Intellectual Property, (iii) there is no pending or, to the Company’s and the Operating Partnership’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or a Subsidiary’s rights in or to any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company’s and the Operating Partnership’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim; and (v) there is no pending or, to the Company’s and the Operating Partnership’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim.
     (mm) Neither the Company, the Operating Partnership, nor to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Operating Partnership, has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from company funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. No funds of the Company have been set aside to be used for any payment in violation of any law.
     (nn) The Company will timely file with the NASDAQ National Market (the “NASDAQ”) all documents and notices required by NASDAQ of companies that have or will issue securities that are traded on the NASDAQ. The Company will use its best efforts to qualify the Shares for listing and maintain the listing of the Series A Preferred Stock on the NASDAQ.
     (oo) Except as described in the Prospectus, the Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as do not have a Material Adverse Effect.
     (pp) No material relationship, direct or indirect, exists between or among the Company on the one hand, and the director, officers, or shareholders of the Company on the other hand, which is required to be described in the Prospectus and which is not so described; provided, however, that pursuant to the rules promulgated under the Exchange Act, the Company has not yet filed its proxy statement for the 2006 annual meeting of shareholders, portions of which will be incorporated by reference into the Company’s Annual Report.
     (qq) The statistical and market-related data included in the Prospectus and the Registration Statement, if any, are based on or derived from sources that the Company believes to be reliable and accurate.
     (rr) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and the Company’s method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code. The Operating Partnership is treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation. Gladstone Commercial Advisers, Inc. (“Gladstone Advisers”) is organized and is owned in a manner that meets the requirements for qualification as a taxable REIT subsidiary under the Code, and Gladstone Advisers’ method of operation will enable it to meet the requirements for taxation as a taxable REIT subsidiary under the Code.
     Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale.
     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.00 per share (representing a public offering price of $25.00 per share, less an underwriting discount of $1.00 per share), the amount of the Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 150,000 Additional Shares in the aggregate at the same purchase price per share as the Underwriters shall pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date hereof upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Additional Shares as to which the several Underwriters are exercising the option and the Date of Delivery. The number of Additional Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Additional Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
     3. Delivery and Payment. Delivery of and payment for the Firm Shares and the Additional Shares (if the option provided for in Section 2(b) hereof shall have been exercised before the Business Day, defined below, prior to the Closing Date) shall be made at 10:00 a.m., Eastern time, on January 26, 2006, or at such time on such date not more than three (3) Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Shares and the Additional Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. “Business Day” shall mean any day other than a Saturday, Sunday, a legal holiday, or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

     If the option provided for in Section 2(b) hereof is exercised on or after the Business Day prior to the Closing Date, the Company will deliver the Additional Shares (at the expense of the Company) to the Representative, on the date (the “Date of Delivery”) specified by the Representative (which shall be within three (3) Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Additional Shares occurs after the Closing Date, the Company will deliver to the Representative on the Date of Delivery for the Additional Shares, and the obligation of the Underwriters to purchase the Additional Shares shall be conditioned upon receipt of, opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus Supplement under the caption “Underwriting.”
     5. Agreements. The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any registration statement pursuant to Rule 462(b) of the Act unless the Company has furnished you a copy for your review prior to filing. The Company will promptly advise the Representative (1) when a Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) of the Act, (2) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) If, at any time when a prospectus relating to the Shares is required under the Act to be delivered in connection with the sale of the Shares by the Underwriters or any dealer, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representative of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (d) The Company will furnish to the Representative and counsel for the Underwriters, upon request, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter, upon request, a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Base Prospectus and any Prospectus Supplement as the Representative may reasonably request.
     (e) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.
     (f) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (g) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), Prospectus Supplement, the Base Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, Prospectus Supplement, the Base Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents to which the Company is a party printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NASDAQ; (vi) any required registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”) (including any filing fees); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
     (h) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus. The Company will effect the issuance to the Company by Operating Partnership of a number of Series A Units equal to the number of Shares and having economic and other terms substantially identical to the terms of the Shares upon the Company’s contribution to the Operating Partnership of the proceeds from the sale of the Shares.
     (i) The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Series A Preferred Stock will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Series A Preferred Stock.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares and the Additional Shares on the Closing Date or any Date of Delivery, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein as of the date hereof, the Closing Date and any Date of Delivery, to the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Act, the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b) of the Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Cooley Godward LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and any Date of Delivery, and addressed to the Representative, in the form mutually agreed upon, and their opinion, dated the Closing Date and any Date of Delivery, and addressed to the Representative, in form reasonably satisfactory to the Representative, that the Company is qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable year ended December 31, 2004 and that the Company’s current organization and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2005 and in the future.
     (c) The Representative shall have received from Bass, Berry & Sims PLC, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any Date of Delivery, and addressed to the Representative, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (d) The Company and the Operating Partnership shall have furnished to the Representative a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company (and appropriate officer of the Operating Partnership), dated the Closing Date and any Date of Delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:
     (i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date (and any Date of Delivery) with the same effect as if made on the Closing Date (or any Date of Delivery), and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date (or any Date of Delivery);
     (ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
     (e) On the date of this Agreement and on the Closing Date (including any Date of Delivery, as the case may be) PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or any Date of Delivery, as the case may be, shall use a “cut-off” date no more than three (3) Business Days prior to such Closing Date or such Date of Delivery.
     (f) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the

Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).
     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 shall be delivered to the office of Bass, Berry & Sims PLC, counsel for the Underwriters, at 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, on the Closing Date and any Date of Delivery, as applicable.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Ferris, Baker Watts, Incorporated on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.
     8. Indemnification and Contribution.
     (a) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Prospectus Supplement or the Base Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Operating Partnership may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each director of the Company, each officer who signs the Registration Statement, and each person who controls the Company and the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. The Company and Operating Partnership acknowledge that (i) the public offering price and underwriting discount figures appearing on the cover page and under the caption “Underwriting” in the Prospectus Supplement; and (ii) the concession and reallowance figures appearing under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus Supplement or the Base Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other parties indemnified pursuant to this Agreement which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or by the Operating Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the nondefaulting Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Series A Preferred Stock set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company or the Operating Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company’s Series A Preferred Stock shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the NASDAQ shall have been suspended or limited or minimum prices shall have been established on the NASDAQ, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Operating Partnership or the officers of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to Gladstone Commercial Corporation 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102, Fax number 703-287-5801, Attention: David Gladstone, Chairman and Chief

Executive Officer, with a copy to Cooley Godward LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, Virginia 20190, Fax number 703-456-8100, Attention: Darren DeStefano, Esq. and if sent to the Representative, will be mailed, delivered or telefaxed to Ferris, Baker Watts, Incorporated, 100 Light Street, Baltimore, MD 21202, Fax number 410-659-4632, Attention: Cliff Booth with a copy to Bass, Berry & Sims PLC, The Tower of Peabody Place, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, Fax number 901-543-5999, Attention: John A. Good, Esq.
     13. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company acknowledges and agrees that: (a) nothing herein shall create a fiduciary or agency relationship between the Company and the Underwriters; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (c) the relationship between the Company and the Underwriters is entirely and solely commercial, based on arms-length negotiations; (d) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (e) notwithstanding anything in this Underwriting Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.
     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the several Underwriters.

Very truly yours, Gladstone Commercial Corporation
By:	/s/ David Gladstone
Name:	David Gladstone
Title:	Chairman & CEO

Gladstone Commercial Limited Partnership
By:	GCLP Business Trust II
Its General Partner

By:	/s/ George Stelljes III
Name:	George Stelljes III
Title:	Trustee

By:	/s/ Harry Brill
Name:	Harry Brill
Title:	Trustee

CONFIRMED as of the date first above
mentioned, on behalf of the Representative
and the other several Underwriters named in
Schedule I hereto.
By Ferris, Baker Watts, Incorporated
For itself and the other several Underwriters
named in Schedule I to the foregoing Agreement.

/s/ Cliff Booth
Name:	Cliff Booth
Title:	Vice President

SCHEDULE I

Number of
Underwriters	Firm Shares
Ferris, Baker Watts, Incorporated	575,000
J.J.B. Hilliard, W.L. Lyons, Inc.	375,000
BB&T Capital Markets, Inc., a division of Scott & Stringfellow, Inc.	50,000
Total	1,000,000

SCHEDULE II
List of Subsidiaries
2525 N Woodlawn Vstrm Wichita KS, LLC
260 Springside Drive, Akron OH LLC
3094174 Nova Scotia Company
3094175 Nova Scotia Company
AFL05 Duncan SC LLC
AFL05 Duncan SC Member LLC
CI05 Clintonville WI LLC
CMI04 Canton NC LLC
COCO04 Austin TX, L.P.
Corning Big Flats LLC
Dorval Property Trust
EE, 208 South Rogers Lane, Raleigh NC LLC
First Park Ten COCO San Antonio, L.P.
GCC Acquisition Holdings LLC
GCC COCO, INC
GCC Dorval LLC
GCC Granby LLC
GCC Norfolk LLC
GCLP Business Trust I
GCLP Business Trust II
GEI Canton OH LLC
Gladstone Commercial Advisers, Inc.
Gladstone Commercial Limited Partnership
Gladstone Commercial Partners LLC
Gladstone Lending LLC
Granby Property Trust
HMBF05 Newburyport MA LLC
Little Arch 04 Charlotte NC Member LLC
Little Arch Charlotte NC LLC
MSI05-3 LLC
NW05 Richmond VA LLC
OB Crenshaw GCC, L.P.
OB Crenshaw SPE GP LLC
OB Midway NC Gladstone Commercial LLC
Pocono PA GCC, L.P.
PZ05 Maple Heights OH LLC
SLEE Grand Prairie, L.P.
STI05 Franklin NJ LLC
SVMMC05 Toledo OH LLC
WMI05 Columbus OH LLC
WMI05 Hazelwood MO LLC
YorkTC05 Eatontown NJ LLC

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